Exhibit 2.2

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”), dated as of September 27, 2024, is made and entered into by and among Grayson Mill Holdings II, LLC, a Delaware limited liability company (“GM II Seller”) and Grayson Mill Holdings III, LLC, a Delaware limited liability company (“GM III Seller”, and together with the GM II Seller, each a “Seller” and collectively the “Sellers”); Grayson Mill Intermediate HoldCo II, LLC (“GM II Subject Company”) and Grayson Mill Intermediate HoldCo III, LLC (“GM III Subject Company”, and together with the GM II Subject Company, each individually a “Subject Company” and collectively the “Subject Companies”); WPX Energy Williston, LLC, a Delaware limited liability company (“Purchaser”); and Devon Energy Corporation, a Delaware corporation (“Parent”, and together with Purchaser, each individually a “Purchaser Party” and collectively the “Purchaser Parties”). Each of the Sellers, Subject Companies, and Purchaser Parties are sometimes referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the SPA (as hereinafter defined).

WHEREAS, Sellers, Subject Companies and Purchaser Parties are parties to that certain Securities Purchase Agreement dated as of July 8, 2024 (as the same may be amended or supplemented from time to time, the “SPA”);

WHEREAS, the Parties desire to amend the SPA in the manner and upon the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the Closing of the transactions contemplated under the SPA, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Amendment to the SPA.
(a)
Schedule 1.2 to SPA. Schedule 1.2 to the SPA (Excluded Assets) is hereby amended to remove references to the following software licenses from such Schedule, it being understood and agreed by the Parties that such software licenses shall be included in, and constitute part of, the Assets:

“Keeper, DBT, Fivetran, iLand, Snowflake, W Energy Software ERP system”.

(b)
Schedule 1.2 to SPA. The Parties acknowledge and agree that (i) the reference to “Enverus Data Subscription” set forth on Schedule 1.2 to the SPA is deemed amended to reference such “Enverus Data Subscription” only to the extent pertaining to the Order Form executed by Grayson Mill Energy, LLC on February 29, 2024, and such Order Form shall be an Excluded Asset, and (ii) (A) the OpenContract – Pricebook and JIBFlow Agreement dated September 15, 2023; (B) the OpenMaterials Agreement dated December 14, 2023; (C) the OpenInvoice Enterprise, OpenTicket, and Open Order Agreement dated December 14, 2023; (D) the Non-Op Revenue Property Downloads, Non-Op JIB Property Downloads, and Non-Op Fixed Fee Reporting Agreement dated December 20, 2023; and (E) the PRINTMAIL JIB and PRINTMAIL REVENUE Agreement dated August 29, 2024 (clauses (A) through (E),

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collectively, the “Enverus Agreements”), in each case, by and between Enverus, Inc. and Grayson Mill Energy, LLC are not included on Schedule 1.2 to the SPA nor are such Enverus Agreements intended to be an Excluded Asset, it being understood and agreed by the Parties that such Enverus Agreements shall be included in, and constitute part of, the Assets.
(c)
Upward Adjustment to Purchase Price. New clause (m) is hereby added to Section 2.4 of the SPA to read in its entirety as follows:

“(m) increased by an amount equal to $273,000.00.”

(d)
Schedule 8.2(b) to SPA. Schedule 8.2(b) to the SPA (Interim Period Employee Matters) is hereby amended to add the below position under sub-title “Promotion Positions”:

Title of Position	Manager Title	Location
Treasury Manager	Director of Corporate Accounting	Houston

(e)
Section 8.9 of the SPA. Section 8.9 of the SPA (Change of Name; Removal of Name) is hereby amended by adding the following at the end of such Section 8.9 to read in its entirety as follows:

“Notwithstanding anything to the contrary set forth in this Agreement, Seller agrees to provide Purchaser with access to Seller’s IT applications as follows: (i) access to graysonmillenergy.onmicrosoft.com and (ii) use of graysonmillenergy.com for internal domain authentication, in each case, until March 31, 2025. The foregoing access and use shall be limited to such access and use as is reasonably necessary for business continuity of the Subject Companies and transition to Purchaser’s systems and software. Further, notwithstanding anything to the contrary set forth in this Agreement, for a period of sixty (60) days following Closing, Seller agrees that it will not, and will not allow any Person to, delete, remove, modify or otherwise change the “General Inquiry” phone number, the “Emergency Line” phone number or the information and/or links on the Owner Relations page on www.graysonmillenergy.com, and for the foregoing 60-day period, the “General Inquiry” phone number, the “Emergency Line” phone number and the information and links on the Owner Relations page will remain as the same appear on www.graysonmillenergy.com as of the Closing Date.”

(f)
Section 8.10(c) of the SPA. Section 8.10(c) of the SPA (Indemnification of Directors and Officers) is here by amended and restated to read in its entirety as follows:
(g)
“As soon as practicable after Closing (and no later than three (3) Business Days after Closing), Sellers shall cause the Subject Companies to obtain (and fully prepay, subject to reimbursement by Purchaser at Closing of one hundred percent (100%) of the premium thereof), a “tail” policy from an insurer with substantially the same or better credit rating as the current

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carrier(s) for the existing D&O Insurance of the Subject Company Groups that provides coverage for acts or omissions occurring prior to the Effective Time covering each such Person covered by the D&O Insurance of the Subject Company Groups as of the Effective Time on terms with respect to coverage and in amounts no less favorable in the aggregate than the D&O Insurance of the Subject Company Groups in effect on the Execution Date and with a term of six (6) years from the Effective Time; provided, however, that Purchaser and/or any Subject Company shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the existing annual premium currently paid by the Subject Company Groups for such coverage; and provided, further, however, that if any annual premium for such insurance coverage exceeds three hundred percent (300%) of such existing annual premium, Purchaser shall obtain as much coverage as reasonably practicable for a cost not exceeding such amount. From and after the date such “tail” policy becomes effective, Purchaser shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by each Subject Company.”
(h)
Schedule 5.15 to the SPA. Schedule 5.15 to the SPA (Consents; Preferential Rights) is hereby amended and restated to read in its entirety as set forth on Annex A hereto.
(i)
Schedule 5.28(a) to the SPA. Schedule 5.28(a) to the SPA (Affiliate Arrangements) is hereby amended and restated to read in its entirety as set forth on Annex B hereto.
2.
Compliance with SPA; Ratification. The Parties acknowledge that this Amendment complies with the requirements to alter or amend the SPA, as stated in Section 14.9 of the SPA. The SPA, as amended herein, is ratified and confirmed, and all other terms and conditions of the SPA not modified by this Amendment shall remain in full force and effect. From and after the execution of this Amendment, all references to the SPA shall be considered to be references to the SPA as modified by this Amendment.
3.
Counterparts. This Amendment may be executed and delivered (including by e-mail transmission) in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same agreement.
4.
Incorporation. The provisions of the following Sections of the SPA are hereby incorporated into this Amendment, mutatis mutandis: Sections 14.1 through 14.13.

[Signature pages follow.]

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IN WITNESS WHEREOF, this and Amendment has been signed by each of the Parties as of its date of execution.

GM II SELLER:

Grayson Mill Holdings II, LLC

By: /s/ Eric Bayes

Name: Eric Bayes

Title: Chief Executive Officer

GM III SELLER:

Grayson Mill Holdings III, LLC

By: /s/ Eric Bayes

Name: Eric Bayes

Title: Chief Executive Officer

GM II SUBJECT COMPANY:

Grayson Mill Intermediate HoldCo II, LLC

By: /s/ Eric Bayes

Name: Eric Bayes

Title: Chief Executive Officer

GM III SUBJECT COMPANY:

Grayson Mill Intermediate HoldCo III, LLC

By: /s/ Eric Bayes

Name: Eric Bayes

Title: Chief Executive Officer

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PURCHASER:

WPX Energy Williston, LLC

By: /s/ David G. Harris

Name: David G. Harris

Title: Executive Vice President

PARENT:

DEVON ENERGY CORPORATION

By: /s/ David G. Harris

Name: David G. Harris

Title: Executive Vice President and Chief Corporate

Development Officer

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